Exhibit 99.1

CYS Investments, Inc. Announces Fourth Quarter and Year Ended 2013 Financial Results

For Immediate Release
NEW YORK, NY – February 10, 2014– CYS Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter and year ended December 31, 2013.

Fourth Quarter 2013 Highlights

•	December 31, 2013 net asset value per common share of $9.24 per share after declaring a $0.32 dividend per common share on December 6, 2013.

•	December 31, 2013 leverage ratio of 6.97 to 1.

•	GAAP net loss available to common shares of $97.1 million, or $0.59 per diluted common share.

•	Core Earnings plus drop income of $62.3 million, or $0.38 per diluted common share ($0.31 Core Earnings and $0.07 drop income).

•	Operating expenses of 0.89% of average net assets.

•	Interest rate spread net of hedge including drop income of 1.89%.

•	Weighted average amortized cost of Agency RMBS of $102.57.

•	Constant Prepayment Rate of 5.72% for the quarter.

•	The Company repurchased 5.2 million shares under its share repurchase program, with a weighted average purchase price of $8.28, for approximately $43.3 million in the aggregate.

2013 Highlights

•	GAAP net loss available to common shares of $491.6 million, or $2.90 per diluted common share.

•	Core Earnings plus drop income of $243.4 million, or $1.43 per diluted common share ($0.87 Core Earnings and $0.56 drop income).

•	Operating expenses of 0.98% of average net assets.

•	Total dividends on common shares of $1.32 per share.

•	Interest rate spread net of hedge including drop income of 1.48%.
Market Commentary
The year ended December 31, 2013 was challenging for fixed income investors, especially those that utilize leverage.  The strengthening U.S. economy prompted market participants to anticipate changes in policies of the U.S. Federal Reserve (the "Fed").  Specifically, the markets began to anticipate tapering or the end of asset purchases by the Fed, and longer-term, moving the Target Federal Funds rate to a level closer to what the Fed deems neutral.  Markets anticipated these policy changes by repricing longer-dated bonds to reflect the likely path of Fed policy over the next several years.  These market movements combined to create an outsized interest rate move in the spring of 2013, which pushed Agency RMBS prices much lower.  The real economy is testing whether economic growth can continue in a higher interest rate environment, and it is unclear whether U.S. gross domestic product and employment growth will moderate or accelerate.  Given this uncertainty, the Company expects interest rate volatility to remain elevated.  Importantly, the higher rate environment has created an improved investing environment, which should allow the Company to generate an attractive dividend while operating at the low end of its leverage range, which should reduce volatility in the Company's net asset value.  Nevertheless, the Company expects the interest rate environment and its net asset value to remain volatile.

The volatility in rates has caused the Company's common stock to trade at a meaningful discount to its net asset value.  The Company sees this as an opportunity to repurchase stock accretively to its stockholders.  In 2013, the Company repurchased 13.6 million shares under its share repurchase program, with a weighted average purchase price of $8.49, for approximately $115.7 million in the aggregate. These purchases were accretive to the net asset value at the time of purchase. The Company is committed to repurchasing shares on an accretive basis when market opportunities present themselves.

Leverage & Liquidity
The Company’s leverage ratio at December 31, 2013 was 6.97 to 1 compared to 6.45 to 1 at September 30, 2013. At December 31, 2013, the Company’s liquidity position consisting of unpledged Agency RMBS, U.S. Treasury securities and cash and cash equivalents, was approximately $1.1 billion, or 63.1% of net assets, compared to $1.3 billion, or 65.9% of net assets at September 30, 2013.

Portfolio
At December 31, 2013, the Company's Agency RMBS portfolio declined to $13.9 billion from $14.4 billion at September 30, 2013, as shown in the following table:

	December 31, 2013		September 30, 2013
	Fair Value (in billions)	% of Total	Fair Value (in billions)	% of Total
15 Year Fixed Rate	$6.5	47%	$6.2	43%
20 Year Fixed Rate	0.1	1%	0.1	1%
30 Year Fixed Rate	5.2	37%	6.0	42%
Hybrid ARMs	2.1	15%	2.1	14%
Total	$13.9	100%	$14.4	100%
At December 31, 2013, the Agency RMBS portfolio was made up of 11.1% forward settling transactions that will be 2014 production when settled; 57.8% 2013 production; 18.5% 2012 production; 9.7% 2011 production; 2.7% 2010 production and 0.2% 2009 production. Additional information about our Agency RMBS portfolio at December 31, 2013 is summarized below:

	Face Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Face	Fair Value/Face	Yield(1)	Coupon	CPR(2)
15 Year Fixed Rate	$6,337,536	$6,510,958	$102.58	$102.74	2.51%	3.13%	5.3%
20 Year Fixed Rate	84,730	90,795	103.07	107.16	3.38%	4.50%	16.0%
30 Year Fixed Rate	5,145,151	5,214,548	102.15	101.35	3.40%	3.78%	3.6%
Hybrid ARMs(3)	2,007,380	2,042,547	103.57	101.75	1.73%	2.56%	12.6%
Total/Weighted Average	$13,574,797	$13,858,848	$102.57	$102.09	2.74%	3.30%	6.0%
___

(1) This is a weighted average forward yield calculated based on the cost basis, coupon and projected lifetime CPR of the securities in our portfolio at December 31, 2013. Because the forward yield is based on a projected future CPR and assumes no turnover in the securities in our portfolio, we expect the yield that we realize after December 31, 2013 will vary from those included in the table.
(2) CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate for those bonds held at December 31, 2013. Securities with no prepayment history are excluded from this calculation.
(3) The weighted average months to reset of our Hybrid ARM portfolio was 66.1 at December 31, 2013. Months to reset is the number of months remaining before the fixed rate on a Hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM. After the fixed period, 100% of the hybrid ARMs in the portfolio reset annually.

Fourth Quarter 2013 Results
The Company had net loss available to common shares of $97.1 million during the fourth quarter of 2013, or $0.59 per diluted common share, compared to net income available to common shares of $25.4 million, or $0.14 per diluted common share, in the third quarter of 2013. During the fourth quarter of 2013, the Company had Core Earnings plus drop income of $62.3 million, or $0.38 per diluted common share (Core Earnings of $49.5 million, or $0.31 per diluted common share, and drop income of $12.8 million, or $0.07 per diluted common share), compared to $61.2 million, or $0.36 per diluted common share (Core Earnings of $39.1 million, or $0.23 per diluted common share, and drop income of $22.1 million, or $0.13 per diluted common share), in the third quarter of 2013.

The Company’s interest rate spread net of hedge including drop income was 1.89% for the fourth quarter of 2013, compared to 1.66% for the third quarter of 2013.

The Company had a net loss from investments of $190.3 million for the fourth quarter of 2013, compared to a net gain from investments of $15.8 million for the third quarter of 2013. The primary driver of the net loss from investments was the market's expectation of, and the actual beginning of, the U.S. Federal Reserve tapering its asset purchase program.

The Company’s net asset value per common share on December 31, 2013 was $9.24, after declaring a $0.32 dividend per common share on December 6, 2013, compared with $10.10 at September 30, 2013.

The Company’s operating expenses were $4.2 million, or 0.89% of average net assets, for the fourth quarter of 2013, compared to $5.6 million, or 1.13% of average net assets, for the third quarter of 2013.

(dollars in thousands)	Three Months Ended
Key Balance Sheet Metrics	December 31, 2013	September 30, 2013
Average settled Agency RMBS (1)	$13,024,294	$14,143,340
Average total Agency RMBS (2)	$14,293,267	$16,135,672
Average repurchase agreements (3)	$11,384,159	$12,180,713
Average Agency RMBS liabilities (4)	$12,653,132	$14,173,045
Average net assets (5)	$1,896,360	$1,977,424
Average common shares outstanding (6)	163,850	170,351
Leverage ratio (at period end) (7)	6.97:1	6.45:1

Key Performance Metrics*
Average yield on settled Agency RMBS (8)	2.82%	2.42%
Average yield on total Agency RMBS including drop income (9)	2.93%	2.67%
Average cost of funds and hedge (10)	1.15%	1.17%
Adjusted average cost of funds and hedge (11)	1.04%	1.01%
Interest rate spread net of hedge (12)	1.67%	1.25%
Interest rate spread net of hedge including drop income (13)	1.89%	1.66%
Operating expense ratio (14)	0.89%	1.13%
__________

(1)	The average settled Agency RMBS is calculated by averaging the month end cost basis of settled Agency RMBS during the period.

(2)	The average total Agency RMBS is calculated by averaging the month end cost basis of total Agency RMBS during the period.

(3)	The average repurchase agreements are calculated by averaging the month end repurchase agreements balance during the period.

(4)	The average Agency RMBS liabilities are calculated by adding the average month end repurchase agreements balance plus average unsettled Agency RMBS during the period.

(5)	The average net assets are calculated by averaging the month end net assets during the period.

(6)	The average common shares outstanding are calculated by averaging the daily common shares outstanding during the period.

(7)	The leverage ratio is calculated by dividing (i) the Company's repurchase agreements balance plus payable for securities purchased minus receivable for securities sold by (ii) net assets.

(8)	The average yield on settled Agency RMBS for the period is calculated by dividing interest income from Agency RMBS by average settled Agency RMBS.

(9)	The average yield on total Agency RMBS including drop income for the period is calculated by dividing interest income from Agency RMBS plus drop income by average total Agency RMBS.

(10)	The average cost of funds and hedge for the period is calculated by dividing total interest expense, including net swap and cap interest income (expense), by average repurchase agreements.

(11)	The adjusted average cost of funds and hedge for the period is calculated by dividing total interest expense, including net swap and cap interest income (expense), by average Agency RMBS liabilities.

(12)	The interest rate spread net of hedge for the period is calculated by subtracting average cost of funds and hedge from average yield on settled Agency RMBS.

(13)
The interest rate spread net of hedge including drop income for the period is calculated by subtracting adjusted average cost of funds and hedge from average yield on total Agency RMBS including drop income.

(14)	The operating expense ratio for the period is calculated by dividing operating expenses by average net assets.

*	All percentages are annualized.

Financing
At December 31, 2013, the Company had financed its portfolio with approximately $11.2 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.41% and a weighted average maturity of approximately 39.9 days. In addition, the Company had payable for securities purchased net of receivable for securities sold of $1.1 billion. This compared to $11.7 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.39% and a weighted average maturity of approximately 44.0 days, and $0.9 billion of payable for securities purchased net of receivable for securities sold at September 30, 2013. During the fourth quarter of 2013, the Company did not experience material changes in the availability of repurchase agreement borrowings or to haircuts on the Agency RMBS that the Company uses as collateral for such borrowings.

Below is a list of outstanding borrowings under repurchase agreements at December 31, 2013 (dollars in thousands):

Counterparty	Total Outstanding Borrowings	% of Total	% of Net Assets At Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$696,577	6.2%	1.9%	62
Bank of Nova Scotia	499,623	4.5	0.9	44
Barclays Capital, Inc.	590,527	5.3	1.4	56
BNP Paribas Securities Corp	742,922	6.6	2.1	50
Cantor Fitzgerald & Co.	66,576	0.6	0.3	13
Citigroup Global Markets, Inc.	668,826	6.0	2.0	41
Credit Suisse Securities (USA) LLC	382,998	3.4	1.4	44
Daiwa Securities America, Inc.	288,454	2.6	0.8	35
Goldman Sachs & Co.	493,688	4.4	1.4	32
Guggenheim Liquidity Services, LLC	372,338	3.3	1.1	56
Industrial and Commercial Bank of China Financial Services LLC	573,365	5.1	1.7	43
ING Financial Markets LLC	637,066	5.7	2.0	28
J.P. Morgan Securities LLC	387,915	3.5	1.2	38
KGS Alpha Capital Markets	113,346	1.0	0.4	55
LBBW Securities LLC	167,039	1.5	0.5	24
Mitsubishi UFJ Securities (USA), Inc.	576,941	5.1	1.6	50
Mizuho Securities USA, Inc.	527,009	4.7	1.5	13
Morgan Stanley & Co. Inc.	675,374	6.0	1.9	42
Nomura Securities International, Inc.	376,733	3.4	1.1	61
RBC Capital Markets, LLC	724,865	6.5	2.3	36
South Street Securities LLC	344,359	3.1	1.4	50
The Royal Bank of Scotland PLC	182,831	1.6	0.5	6
UBS Securities LLC	587,048	5.2	1.7	31
Wells Fargo Securities, LLC	530,530	4.7	1.5	6
Total	$11,206,950	100.0%	32.6%
___

(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense divided by net assets.

Hedging
The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with its Agency RMBS portfolio. These interest rate swap and cap contracts as of December 31, 2013 are described below (dollars in thousands):

Interest Rate Swaps	Weighted Average	Notional	Fair
Expiration Year	Fixed Pay Rate	Amount	Value
2015	2.15%	$500,000	$(10,255)
2016	1.71%	550,000	(13,780)
2017	0.94%	3,250,000	27,942
2018	1.16%	2,000,000	27,639
Total	1.17%	$6,300,000	$31,546

Interest Rate Caps	Weighted Average	Notional	Fair
Expiration Year	Cap Rate	Amount	Value
2015	1.40%	$500,000	$309
2019	1.56%	1,700,000	92,376
2022	1.25%	1,700,000	142,018
Total	1.40%	$3,900,000	$234,703

Drop Income
Drop income is a component of our net gain (loss) from investments on our statement of operations, and is therefore excluded from Core Earnings. Drop income is the difference between the spot price and the forward settlement price for the same security on trade date. This difference is also the economic equivalent of the assumed net interest margin (yield minus financing costs) of the bond from trade date to settlement date. The Company derives drop income through utilization of forward settling transactions.
The Company had drop income of $12.8 million, or $0.07 per diluted common share during the fourth quarter of 2013, compared to $22.1 million, or $0.13 per diluted common share, in the third quarter of 2013. The decrease in drop income reflects the overall reduction in the size of the portfolio and fewer forward settling transactions.

Prepayments
For the fourth quarter of 2013, the portfolio recorded $304.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 5.7% and net amortization of premium of $11.3 million. This compared to $489.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 9.8% and net amortization of premium of $22.6 million for the third quarter of 2013. The CPR of the Company’s Agency RMBS portfolio was approximately 5.9% for the month of January 2014.

Dividends
The Company declared a common dividend of $0.32 per share for the fourth quarter of 2013, compared to $0.34 per share for the third quarter of 2013. Using the closing share price of $7.41 on December 31, 2013, the fourth quarter dividend equates to an annualized dividend yield of 17.3%.

Share Repurchase Program
In November 2012, the Company's board of directors authorized the repurchase of shares of common stock having an aggregate value of up to $250.0 million. During the fourth quarter of 2013, the Company repurchased 5.2 million shares with a weighted average purchase price of $8.28 per share, or approximately $43.3 million in the aggregate. For the year ended December 31, 2013, the Company repurchased 13.6 million shares with a weighted average purchase price of $8.49 per share, or approximately $115.7 million in the aggregate. These purchases were accretive to the Company's net asset value at the time the shares were repurchased. The Company has approximately $134.3 million of capacity remaining under the board of directors' authorization to repurchase shares of common stock.

Results for the Year Ended December 31, 2013
The Company had net loss available to common shares of $491.6 million during the year ended December 31, 2013, or $2.90 per diluted common share, compared to net income available to common shares of $370.4 million, or $2.64 per diluted common share, in 2012. The year-over-year decrease in net income per diluted common share was primarily the result of the net loss from investments. The net loss from investments and the corresponding decline in the net asset value was caused by the increase in yields on Agency RMBS and the associated decrease in asset prices. The primary driver of the net loss from investments was the market's expectation of, and the actual beginning of, the U.S. Federal Reserve tapering its asset purchase program. For example, the yield on par-priced Fannie Mae Agency RMBS backed by 15 year fixed rate mortgage loans increased 100 basis points during the year ended December 31, 2013. During the year ended December 31, 2013, the Company had Core Earnings plus drop income of $243.4 million, or $1.43 per diluted common share ($0.87 Core Earnings and $0.56 drop income), compared to $262.9 million, or $1.87 per diluted common share ($1.18 Core Earnings and $0.69 drop income), in 2012. The year-over-year decrease in Core Earnings plus drop income per share was primarily the result of the decrease in interest rate spread net of hedge. During the year ended December 31, 2013, the Company's interest rate spread net of hedge including drop income was 1.48%, compared to 1.66% in 2012.

Conference Call
The Company will host a conference call at 9:00 AM Eastern Time on Tuesday, February 11, 2014, to discuss its financial results for the quarter ended December 31, 2013. To participate in the call by telephone, please dial 800.708.4539 at least 10 minutes prior to the start time and reference the conference passcode 36559977. International callers should dial 847.619.6396 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s web site at http://www.cysinv.com.  To listen to the live webcast, please visit http://www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.
A dial-in replay will be available on Tuesday, February 11, 2014, at approximately 12:00 PM Eastern Time through Tuesday, February 25, 2014, at approximately 11:00 AM Eastern Time. To access this replay, please dial 888.843.7419 and enter the conference ID number 36559977. International callers should dial 630.652.3042 and enter the same conference ID number.  A replay of the conference call will also be archived on the Company’s website at http://www.cysinv.com.

About CYS Investments, Inc.
CYS Investments, Inc. is a specialty finance company that primarily invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. CYS Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward-Looking Statements Disclaimer
This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those relating to interest rate volatility, forward settling transactions, the reinvesting environment, dividends, net asset values, forward yield, our share repurchase activity and the effect of actions of the U.S. government, including the Fed, on our results. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to the Company. The Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. All of the forward-looking statements are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013, which have been filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYS INVESTMENTS, INC.
STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(In thousands, except per share numbers)	December 31, 2013	September 30, 2013	December 31, 2012*
ASSETS:
Investments in securities, at fair value (including pledged assets of $11,835,975, $12,407,463 and $14,831,648, respectively)	$13,865,793	$14,456,252	$20,861,718
Derivative assets, at fair value	295,707	267,409	124,169
Cash and cash equivalents	4,992	10,597	13,882
Receivable for securities sold and principal repayments	429,233	744,491	10,343
Interest receivable	36,731	38,773	46,558
Other assets	608	892	826
Total assets	14,633,064	15,518,414	21,057,496
LIABILITIES:
Repurchase agreements	11,206,950	11,735,071	13,981,307
Derivative liabilities, at fair value	29,458	49,537	98,575
Payable for securities purchased	1,556,821	1,656,724	4,515,501
Payable for cash received as collateral	37,938	35,488	28,910
Distribution payable	4,410	61,149	1,243
Accrued interest payable (including accrued interest on repurchase agreements of $7,204, $2,865 and $11,717, respectively)	24,613	15,139	28,863
Accrued expenses and other liabilities	4,218	5,219	435
Total liabilities	12,864,408	13,558,327	18,654,834
NET ASSETS	$1,768,656	$1,960,087	$2,402,662
Net assets consist of:
Preferred Stock, $25.00 par value, 50,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock, (3,000, 3,000 and 3,000 shares issued and outstanding, respectively, $75,000 in aggregate liquidation preference)	$72,369	$72,369	$72,369
7.50% Series B Cumulative Redeemable Preferred Stock, (8,000, 8,000 and 0 shares issued and outstanding, respectively, $200,000 in aggregate liquidation preference)	193,531	193,550	—
Common Stock, $0.01 par value, 500,000 shares authorized (161,650, 166,880 and 174,924 shares issued and outstanding, respectively)	1,616	1,669	1,749
Additional paid in capital	2,046,530	2,167,393	2,237,512
Retained earnings (accumulated deficit)	(545,390)	(474,894)	91,032
NET ASSETS	$1,768,656	$1,960,087	$2,402,662
NET ASSET VALUE PER COMMON SHARE	$9.24	$10.10	$13.31
________
* Derived from audited financial statements.

CYS INVESTMENTS, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Years Ended December 31,
(In thousands, except per share numbers)	December 31, 2013	September 30, 2013	2013	2012*
INVESTMENT INCOME
Interest income from Agency RMBS	$91,739	$85,599	$330,430	$288,960
Other income	4	37	1,601	4,366
Total investment income	91,743	85,636	332,031	293,326
EXPENSES:
Interest	11,716	11,969	52,763	44,117
Compensation and benefits	2,401	3,453	12,599	12,264
General, administrative and other	1,813	2,144	8,436	8,261
Total expenses	15,930	17,566	73,798	64,642
Net investment income	75,813	68,070	258,233	228,684
GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	(22,650)	(407,728)	(595,116)	203,846
Net unrealized appreciation (depreciation) on investments	(167,671)	423,509	(314,530)	23,023
Net gain (loss) from investments	(190,321)	15,781	(909,646)	226,869
GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap and cap interest income (expense)	(21,098)	(23,744)	(93,497)	(60,776)
Net gain (loss) on termination of swap and cap contracts	(10,891)	25,707	30,775	—
Net unrealized appreciation (depreciation) on swap and cap contracts	54,633	(55,243)	238,353	(21,990)
Net gain (loss) from swap and cap contracts	22,644	(53,280)	175,631	(82,766)
NET INCOME (LOSS)	$(91,864)	$30,571	$(475,782)	$372,787
DIVIDEND ON PREFERRED SHARES	(5,203)	(5,203)	(15,854)	(2,405)
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES	$(97,067)	$25,368	$(491,636)	$370,382
NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$(0.59)	$0.14	$(2.90)	$2.64
________
* Derived from audited financial statements

Core Earnings:
Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) available to common shares excluding net gain (loss) from investments, net gain (loss) on termination of swap and cap contracts and net unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.
The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within other comprehensive income not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means to compare its Core Earnings to the earnings of our competitors. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.
The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, which may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three Months Ended		Years Ended December 31,
(In thousands)	December 31, 2013	September 30, 2013	2013	2012
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES	$(97,067)	$25,368	$(491,636)	$370,382
Net (gain) loss from investments	190,321	(15,781)	909,646	(226,869)
Net (gain) loss on termination of swap and cap contracts	10,891	(25,707)	(30,775)	—
Net unrealized (appreciation) depreciation on swap and cap contracts	(54,633)	55,243	(238,353)	21,990
Core Earnings	$49,512	$39,123	$148,882	$165,503